EXHIBIT 99.1

Flora Growth Receives Additional 180 Day Extension by

Nasdaq to Regain Compliance with Minimum Bid Price Rule

FORT LAUDERDALE, FLORIDA, TORONTO, ONTARIO – January 6, 2023 -- Flora Growth Corp. (NASDAQ: FLGC) (“Flora'' or the “Company”), a leading all-outdoor cultivator, manufacturer and distributor of global cannabis products and brands, announced today it received an extension of 180 calendar days from the Nasdaq Stock Market LLC ("Nasdaq") to regain compliance with the Nasdaq's minimum $1.00 bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market (the "Bid Price Requirement"), following the expiration of the initial 180 calendar days period to regain compliance on January 4, 2023. The Nasdaq determination is based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the Bid Price Requirement, and the Company's written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

As a result of the extension, the Company now has until July 3, 2023, to regain compliance with the Bid Price Requirement. If at any time before July 3, 2023, the bid price of the Company's common shares closes at or above US$1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification to the Company that it has achieved compliance with the Bid Price Requirement. If the Company chooses to implement a reverse stock split to regain compliance, it must complete the reverse stock split no later than ten business days prior to the expiration of the additional 180 calendar day period in order to timely regain compliance.

If the Company does not regain compliance with the Bid Price Requirement by July 3, 2023, Nasdaq will provide written notification to the Company that its shares will be subject to delisting. At such time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel. The Company would remain listed pending the Panel's decision. There can be no assurance that, if the Company does appeal a subsequent delisting determination, such appeal would be successful.

This current notification from Nasdaq has no immediate effect on the listing or trading of the Company's shares, which will continue to trade on the Nasdaq Capital Market under the symbol FLGC.

About Flora Growth Corp.

Flora is building a connected, design-led collective of plant-based wellness and lifestyle brands designed to deliver the most compelling customer experiences in the world, one community at a time. As the operator of one of the largest outdoor cannabis cultivation facilities, Flora leverages natural, cost-effective cultivation practices to supply cannabis derivatives to its commercial, house of brands, and life sciences divisions. Visit www.floragrowth.com or follow @floragrowthcorp on social media for more information.

Contacts

Investor Relations:

Sean Mansouri, CFA

ir@floragrowth.com

Commercial Wholesale:

James Williams

James.Williams@floragrowth.com

Public Relations:

Cassandra Dowell

+1 (858) 221-8001

flora@cmwmedia.com

Cautionary Statement Concerning Forward-Looking Statements

This press release contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect Flora’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Flora’s Annual Report on Form 20-F filed with the SEC on May 9, 2022, as amended, as such factors may be updated from time to time in Flora’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Flora’s filings with the SEC. While forward-looking statements reflect Flora’s good faith beliefs, they are not guarantees of future performance. Flora disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Flora (or to third parties making the forward-looking statements).